As filed with the Securities and Exchange Commission on September 6, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2005

CATELLUS DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31908	94-2953477
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Mission Street, Second Floor, San Francisco, California 94105

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (415) 974-4500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendments to Equity Compensation Plans

Pursuant to the terms of the Agreement and Plan of Merger dated as of June 5, 2005, by and among Catellus Development Corporation (“Catellus”), ProLogis and Palmtree Acquisition Corporation, as amended (the “Merger Agreement”), at the effective time of the merger of Catellus with Palmtree Acquisition Corporation (the “Merger”), each stock option, each share of restricted stock and each stock unit then outstanding will be cancelled, and each holder thereof will be entitled to receive in consideration of such cancellation, the “option consideration” or “RSU consideration,” as applicable, less any applicable tax withholding, in the form of cash and ProLogis common shares as defined and set forth in the Merger Agreement.

On August 30, 2005, the Board of Directors of Catellus (the “Board”) took action to cancel each stock outstanding option, restricted share and stock unit as of the effective time of the Merger in exchange for the “option consideration” or “RSU consideration,” as applicable, in accordance with the terms of the Merger Agreement, and amended its 1991 Stock Option Plan, 1995 Stock Option Plan, 1996 Performance Award Plan, 2000 Performance Award Plan, and 2003 Performance Award Plan in order to effect the foregoing terms of the Merger Agreement, to the extent that the terms of each such plan did not already provide the Board with the authority to cause such cancellation and payout. The amendments to the plans are described below.

1991 Stock Option Plan and 1995 Stock Option Plan

The terms of the 1991 Stock Option Plan and 1995 Stock Option Plan did not provide for the cancellation and payout of an outstanding stock option upon a change of control of Catellus. Effective August 30, 2005, the Board amended each outstanding option under the 1991 Stock Option Plan and 1995 Stock Option Plan, subject to the consent of each option holder, to provide for the cancellation of such option as of the effective time of the Merger in exchange for the “option consideration” as defined and set forth in the Merger Agreement.

1996 Performance Award Plan

Under the terms of the 1996 Performance Award Plan (the “1996 Plan”), a change of control was defined to include shareholder approval, rather than consummation, of a change of control. In addition, options granted to non-employee directors accelerated upon a change of control and remained exercisable for one year following the change of control. Effective August 30, 2005, the Board amended the 1996 Plan to change the definition of change of control to include the consummation of a merger rather than shareholder approval of a merger and to provide for the cancellation of the outstanding options held by non-employee directors upon the effective time of the Merger in exchange for the “option consideration” as set forth in the Merger Agreement.

The Board also amended the 1996 Plan to eliminate an existing requirement that in order for a non-employee director’s Director Stock Units (“DSUs”) to be payable upon a change of control, the non-employee director’s services as a director must also terminate. This amendment was made so that the payout will occur even if a non-employee director remains a director of ProLogis and/or Palmtree Acquisition Corporation after the Merger. In addition, the 1996 Plan was amended to provide that the payout of DSUs will be in the form of the “RSU consideration” as set forth in the Merger Agreement.

2000 Performance Award Plan

Under the terms of the 2000 Performance Award Plan (the “2000 Plan”), options granted to non-employee directors accelerated upon a change of control and remained exercisable for one year following the change of control. Effective August 30, 2005, the Board amended the 2000 Plan to provide for the cancellation of the outstanding options held by non-employee directors upon the effective time of the Merger in exchange for the “option consideration” as set forth in the Merger Agreement.

2003 Performance Award Plan

Under the terms of the 2003 Performance Award Plan (the “2003 Plan”), if a non-employee director elected to defer a portion of his or her retainer, then his or her Director Stock Unit Account was credited with all of the DSUs attributable to the deferred retainer at the beginning of the year in which the retainer was to be earned, and the DSUs proportionately vested on a per diem basis such that they were fully vested at the end of the applicable calendar year. Retainers that were not deferred were paid to non-employee directors periodically throughout the year. Furthermore, if a non-employee director elected to defer any portion of his or her Board meeting fees or committee meeting fees, these meeting fees were not credited as DSUs until the last day of the calendar year in which the fees were earned. Those non-employee directors who did not defer such fees received payment of those fees as they were earned during the year.

In order to resolve the inequities between directors who deferred retainers and/or meeting fees and those who did not, effective August 30, 2005, the Board amended the 2003 Plan to provide (1) that the unvested portion (as of the date prior to the date of the closing of the Merger) of the DSUs that are attributable to a director’s deferred retainer for 2005 will be forfeited as of the date prior to the date of the closing of the Merger and (2) the meeting fees that a director has deferred and earned prior to the Merger will be credited as DSUs to his or her Director Stock Unit Account as of the last date prior to the date of the closing of the Merger using $33.81 as the fair market value of a share of Catellus common stock on that date.

In addition to the foregoing, the Board amended the 2003 Plan, effective August 30, 2005, to (1) provide for the cancellation of the outstanding options held by non-employee directors upon the effective time of the Merger in exchange for the “option consideration” as set forth in the Merger Agreement, (2) eliminate the requirement that in order for a non-employee director’s DSUs to be payable upon a change of control the non-employee director’s services as a director must terminate, so that the payout will occur even if a non-employee director remains as a director of ProLogis and/or Palmtree Acquisition Corporation and (3) provide that the payout of DSUs and Director Restricted Stock Units will be in the form of the “RSU consideration” as set forth in the Merger Agreement.

Adoption of 2005 Deferred Compensation Plan

The American Jobs Creation Act of 2004 added a new Section 409A of the Internal Revenue Code (“Section 409A”) establishing new rules for the taxation of non-qualified deferred compensation plans, effective for amounts deferred after December 31, 2004. As a result of Section 409A, in February, 2005, the Compensation and Benefits Committee of Catellus amended Catellus’ Deferred Compensation Plan (“DCP”) to suspend deferrals of compensation under the DCP after 2004 and authorized Catellus to prepare a new deferred compensation plan that is intended to comply with Section 409A. On August 30, 2005, the Board adopted the 2005 Deferred Compensation Plan (“2005 DCP”), effective as of January 1, 2005, and directed management to credit deferrals of compensation earned on and after January 1, 2005 to the 2005 DCP.

Under the 2005 DCP, key executives of Catellus who satisfy certain eligibility requirements may make irrevocable elections to defer a specified portion of their base salary and bonus to be earned during the following calendar year. Participants are at all times 100% vested in the amounts credited to their deferral accounts. Amounts deferred are credited to a bookkeeping account for the participant, together with the investment returns or losses that would have accrued to the account if it were invested in various investment options selected by the participant from investment alternatives designated by Catellus. A participant who retires at age 59½ or who has more than ten years of service will be credited with an additional 25% of positive earnings, in accordance with terms of the 2005 DCP. Participants will be eligible to receive distributions of the amounts credited to their accounts upon the first to occur of their termination of employment or a preestablished scheduled withdrawal date. Participants who have achieved early retirement age or normal retirement age and who have not elected a scheduled withdrawal may defer the commencement of the distribution of their account until age 70, subject to the terms and conditions of the 2005 DCP. Distributions are made in a lump sum or installments in accordance with elections made under, and pursuant to the terms of, the 2005 DCP. Key employees must wait 6 months after termination of employment, other than as a result of death, to receive a distribution.

Copies of the equity compensation plan amendments discussed above and the 2005 Deferred Compensation Plan are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, and are herein incorporated by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On August 30, 2005, in order to effect the terms of the Merger Agreement, the Board terminated the 1991 Stock Option Plan, 1995 Stock Option Plan, 1996 Performance Award Plan, 2000 Performance Award Plan, and 2003 Performance Award Plan, effective as of the effective time of the Merger.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Amendment to 1996 Performance Award Plan.
10.2	Amendment to 2000 Performance Award Plan.
10.3	Amendment to 2003 Performance Award Plan.
10.4	2005 Deferred Compensation Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATELLUS DEVELOPMENT CORPORATION

Dated September 6, 2005	By:	/s/ C. William Hosler
	Name:	C. William Hosler
	Title:	Senior Vice President and Chief Financial Officer